Exhibit 10.1

MASTER ASSIGNMENT, AGREEMENT AND AMENDMENT NO. 1
TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This MASTER ASSIGNMENT, AGREEMENT and AMENDMENT NO. 1 to FOURTH AMENDED AND RESTATED credit agreement (this "Agreement") dated as of October 11, 2012 ("Effective Date") is among Callon Petroleum Company, a Delaware corporation (the "Borrower"), the undersigned subsidiaries of the Borrower as guarantors (the "Guarantors"), the Lenders (as defined below), Regions Bank, in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and in its individual capacity as a Lender (the “Assignor”), and each of the other undersigned financial institutions (each an “Assignee” and collectively, the “Assignees”).

RECITALS

A.The Borrower is party to that certain Fourth Amended and Restated Credit Agreement dated as of June 20, 2012 among the Borrower, the financial institutions party thereto from time to time, as lenders (the "Lenders") and Regions Bank as the Administrative Agent and issuing lender (the "Credit Agreement").

B.    The Borrower has requested that the Lenders (i) agree to increase the Borrowing Base under the Credit Agreement, and (ii) extend the schedule Maturity Date as provided herein.

C.    To provide for part of the increase in the Borrowing Base, each Assignee has agreed to become party to the Credit Agreement pursuant to the terms hereof, and the Assignor wishes to assign certain percentages of its rights and obligations under the Credit Agreement as Lender to the Assignees pursuant to the terms hereof.

D.    After the assignment and assumption of the rights and obligations as set forth herein have been made effective, the parties hereto wish to, subject to the terms and conditions of this Agreement, (i) increase the Borrowing Base and (ii) amend the Credit Agreement as provided herein.

Now Therefore, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Unless otherwise specifically defined herein, each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement.

Section 2.Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.Master Assignment.
(a)Assignments. For an agreed consideration, Assignor hereby irrevocably and severally sells and assigns to the Assignees, without recourse and without representation or warranty other than as expressly provided herein, and the Assignees hereby irrevocably and severally purchase and assume from Assignor, subject to the terms hereof and of the Credit Agreement, (i) such percentage in and to all of Assignor's respective rights and obligations in its capacity as a Lender under the Credit Agreement (including, without limitation, such percentage interest in the Advances owing to such Assignor and such Assignor's risk participation and funded participation in Letter of Credit Obligations existing as of the date hereof (prior to the effectiveness of this Agreement)) that would result in the Assignors and the Assignees having the respective Commitments set forth below their names on Schedule II attached hereto, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above. Each such sale and assignment is without recourse to Assignor and, except as expressly provided in this Agreement, without representation or warranty by Assignor. After giving effect to the sales and assignments pursuant to this Section 3 and the increase in the Borrowing Base set forth in Section 4 below, each Lender's (including the Assignee's) (x) Applicable Percentage of the Borrowing Base will be as set forth opposite its name on Annex A attached hereto, and (y) Commitment will be as set forth below its name on Schedule II attached hereto.

(b)Representations and Warranties of Assignors. Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the interests that it is assigning under clause (a) above, (B) such interests are free and clear of any lien, encumbrance or other adverse claim and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Loan Document.

(c)Representations and Warranties of Assignee. Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 12.04 of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.04 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the interests assigned to it hereunder, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the interests assigned to it hereunder and either it, or the person exercising discretion in making its decision to acquire the interests assigned to it hereunder, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.06 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase the interests assigned to it hereunder, and (F) it has, independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase the interests assigned to it hereunder; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or Assignor or any other Assignee, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(d)Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the interests assigned hereunder (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignees for amounts which have accrued from and after the Effective Date. To the extent necessary, the Assignor and the Assignees shall make all appropriate adjustments in payments by the Administrative

Agent for periods prior to the Effective Date or with respect to the making of the assignments contemplated hereby directly between themselves.

(e)Consents. The Borrower, the Administrative Agent and the Issuing Lender hereby consent to the assignments made under this Section 3 to the Assignees.

Section 4.Increase in the Borrowing Base. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be increased to $80,000,000 and such Borrowing Base shall remain in effect at that level until the effective date of the next Borrowing Base redetermination made in accordance with the terms of the Credit Agreement, as amended hereby. The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 4 shall be and be deemed to be the scheduled redetermination of the Borrowing Base scheduled for September, 2012 as provided in Section 2.02(b)(ii) of the Credit Agreement. Each Assignee's and Assignor's Applicable Percentage of the resulting Borrowing Base, after giving effect to the assignments made pursuant to Section 3 above and the increase in the Borrowing Base set forth in this Section 4, is set forth in Annex A attached hereto.

Section 5.Amendments to Credit Agreement.

(a)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the defined term "Maturity Date" and replacing it with the following:
“Maturity Date” means March 15, 2016; provided that, so long as no Event of Default has occurred and is continuing, the Maturity Date shall be extended to October 11, 2016 automatically (without the need for any affirmative action by any party hereto other than a notice thereof by the Borrower to the Administrative Agent) on the effective date on which either (a) the scheduled maturity date for the 2016 Senior Notes has been extended to a date that is at least six months past October 11, 2016 or (b) the 2016 Senior Notes have been refinanced with Debt that is permitted under Section 6.02(e) and having a scheduled maturity date that is at least six months past October 11, 2016.

(b)Section 6.02(Debts, Guaranties, and Other Obligations) of the Credit Agreement is hereby amended by replacing each reference to “…July 31, 2015…” found in clause (e) with a reference to “…April 12, 2017….”

(c)Schedule II attached to the Credit Agreement is hereby replaced in its entirety with the Schedule

II attached hereto.

Section 6.Credit Parties Representations and Warranties. Each Guarantor and the Borrower (each a “Credit Party”) represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) after giving effect to this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the limited liability company, limited partnership, or corporate power and authority of such Credit Party and have been duly authorized by appropriate limited liability company, limited partnership or corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Obligations (as such Obligations may be increased as a result of the transactions contemplated hereby).

Section 7.Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)The Administrative Agent shall have received:

(i)    multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, the Assignor and the Assignees;
(ii)    new original Notes made by the Borrower payable to the Assignor and the Assignees in the amount of their respective Commitments after giving effect to the transactions contemplated hereby;
(v)    a certificate, dated as of the Effective Date, duly executed and delivered by the Borrower's and each Guarantor's Secretary or Assistant Secretary as to no change in, and continued effectiveness of, (A) the officers' incumbency delivered at the original closing date for the Credit Agreement, (B) the authorizing resolutions delivered at such closing date and (C) the organizational documents delivered at such closing date or, if any such changes have occurred, attaching new incumbency certificates, authorizing resolutions and/or organizational documents, as the case may be;
(vii)    certificates of existence and good standing for the Borrower in its state of organization, which certificates shall be dated a date not sooner than 30 days prior to Effective Date; and
(viii)    a certificate dated as of the date hereof from a Responsible Officer of the Borrower stating that (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 7 have been met.
(b)Each Assignee shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

(c)Since December 31, 2011, no Material Adverse Change shall have occurred.

(d)No action, suit, investigation or other proceeding (including the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered in connection with Credit Agreement or this Agreement.

(e)The Borrower shall have paid all fees required to be paid on the closing of this Agreement as separately agreed among the Borrower and the Administrative Agent and the Borrower shall have paid all costs and expenses which have been invoiced and are payable pursuant to Section 9.04 of the Credit Agreement.

Section 8.Acknowledgments and Agreements.

(a)The Borrower acknowledges that on the date hereof all outstanding Obligations under the Credit Agreement are payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby. Except as expressly set forth herein, this Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative

Agent, the Issuing Lender, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)The Borrower, each Guarantor, the Administrative Agent, the Issuing Lender and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, and the other Loan Documents are not impaired in any respect by this Agreement.

(d)From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 9.Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee and Collateral Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 10.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 11.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 13.Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 14.Entire Agreement. This Agreement, the Credit Agreement as amended by this Agreement, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:                    CALLON PETROLEUM COMPANY

By:    /s/ B. F. Weatherly
Name:    B. F. Weatherly
Title:    Executive Vice President,
Chief Financial Officer and
Corporate Secretary

GUARANTOR:                CALLON PETROLEUM OPERATING
COMPANY

By:     /s/ B. F. Weatherly
Name:    B. F. Weatherly
Title:    Executive Vice President,
Chief Financial Officer and
Corporate Secretary

ADMINISTRATIVE AGENT/
LENDER/ASSIGNOR:
REGIONS BANK,
as the Administrative Agent, the Issuing Lender,
Lender and Assignor

By: /s/ William A. Philipp
Name:    William A. Philipp
Title:    Senior Vice President

LENDER/ASSIGNEE:            CITIBANK, N.A.

By: /s/ Daniel A. Davis
Name: Daniel A. Davis
Title: SVP

LENDER/ASSIGNEE:            IBERIABANK

By: /s/ Cameron D. Jones
Name: Cameron D. Jones
Title:     Vice President

LENDER/ASSIGNEE:            WHITNEY BANK

By: /s/ Donovan C. Broussard
Name: Donovan C. Broussard
Title: Senior Vice President

LENDER/ASSIGNEE:            ONEWEST BANK, FSB

By: /s/ Sean M. Murphy
Name: Sean M. Murphy
Title: Senior Vice President

Annex A
Borrowing Base as of October 11, 2012*

Name of Lender	Applicable Percentage	Applicable Percentage of the Borrowing Base
Regions Bank	40.625%	$32,500,000.00
Citibank, N.A.	15.625%	$12,500,000.00
IberiaBank	15.625%	$12,500,000.00
Whitney Bank	15.625%	$12,500,000.00
OneWest Bank, FSB	12.5%	$10,000,000.00
TOTAL	100%	$80,000,000.00

*Borrowing Base is subject to redetermination pursuant to the terms of the Credit Agreement, as amended.

SCHEDULE II
Borrower, Administrative Agent, and Lender Information

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrower's ability to request (and the Lenders' obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

Administrative Agent:	Borrower:
Regions Bank 200 Renaissance 1020 Highland Colony Parkway, Suite 200 Ridgeland, Mississippi 39157 Attention: Mr. William A. Philipp Facsimile: (601) 790-8563	Callon Petroleum Corporation P.O. Box 1287, Natchez, MS 39121 1287; or 200 North Canal Street, Natchez, MS 39120 Attention: Rodger W. Smith, Treasurer Facsimile: 601.446.1410 Telephone: 601 442 1601

Lenders:	Applicable Lending Offices:
Regions Bank Commitment: $81,250,000	Notices: 200 Renaissance 1020 Highland Colony Parkway, Suite 200 Ridgeland, Mississippi 39157 Telephone: 601.790.8229 Facsimile: 601.790.8563 Attention:William A. Philipp
Citibank, N.A. Commitment: $31,250,000	Notices: 2800 Post Oak Blvd., 4th Floor Houston, Texas 77056 Telephone: 713.752.5080 Facsimile: 866.355.5748 Attention:Daniel A. Davis
IberiaBank Commitment: $31,250,000	Notices: 11 Greenway Plaza, Suite 2900 Houston, Texas 77046 Telephone: 713.624.7726 Facsimile: 713.965.0276 Attention:Cameron D. Jones
Whitney Bank Commitment: $31,250,000	Notices: 4625 San Felipe, Suite 490 Houston, Texas 77027 Telephone: 713.951.7288 Facsimile: 713.951.7719 Attention:William Jochetz
OneWest Bank, FSB Commitment: $25,000,000	Notices: 3232 McKinney Ave., Suite 820 Dallas, Texas 75204 Telephone: 214.220.3001 Facsimile: 214.855.1430 Attention:Sean Murphy